UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

DENALI CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41351	98-1659463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

437 Madison Avenue 27th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 978-5180

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	DNQUF	Pink Current
Class A ordinary shares, par value $0.0001 per share	DNQAF	OTCQB
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DNQWF	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 3, 2025, Denali Capital Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”). The record date for the determination of shareholders entitled to vote at the Meeting was August 12, 2025. As of the record date, there were 553,739 Class A ordinary shares and 2,062,500 Class B ordinary shares outstanding and entitled to vote. A total of 2,461,469 shares were present in person or by proxy, representing approximately 94.08% of the shares entitled to vote, which constituted a quorum.

At the Meeting, each of the proposals and sub-proposals described below was approved by the Company’s shareholders. The final voting results for the proposals and sub-proposals submitted to a vote of the Company’s shareholders at the Meeting are set forth below. No broker non-votes occurred with respect to any proposal.

Proposal 1

To approve, as an ordinary resolution, the Agreement and Plan of Merger, dated as of August 30, 2024 (as amended on April 16, 2025 and July 22, 2025, the “Merger Agreement”), by and among Denali, Denali Merger Sub Inc., and Semnur Pharmaceuticals, Inc. (“Semnur”), and the transactions contemplated thereby (the “business combination”).

For	Against	Abstain
2,461,469	0	0

Proposal 2

To approve, as a special resolution, Denali’s continuation out of the Cayman Islands and domestication into the State of Delaware as a corporation (the “domestication”), including approval of the Amended and Restated Certificate of Incorporation of Semnur Pharmaceuticals, Inc. and the Amended and Restated Bylaws of Semnur Pharmaceuticals, Inc., each to be effective under Delaware law prior to the effectiveness of the merger contemplated by the Merger Agreement, and the change of registered office to 251 Little Falls Drive, Wilmington, Delaware 19808, effective upon the domestication.

For	Against	Abstain
19,853,968	1	0

Proposal 3

To approve, as a special resolution, the proposed amended and restated certificate of incorporation of the Company, to be effective upon the domestication (the “Proposed Charter”).

For	Against	Abstain
2,461,469	0	0

Proposal 4

To approve, as a special resolution, the proposed amended and restated bylaws of the Company, to be effective upon the domestication.

For	Against	Abstain
2,461,468	1	0

Proposal 5

To approve, on a non-binding advisory basis, the following governance provisions to be included in the Proposed Charter:

●	Advisory Proposal A: increasing the authorized capital stock to 785,000,000 shares.

For	Against	Abstain
2,461,468	1	0

●	Advisory Proposal B — providing that the size of the board of directors of Semnur Pharmaceuticals, Inc., following consummation of the business combination (“New Semnur”), will be determined from time to time by the New Semnur board of directors.

For	Against	Abstain
2,461,469	0	0

●	Advisory Proposal C — requiring that, from and after the time when Scilex Holding Company and its affiliates first cease to beneficially own more than 50% of the voting power of New Semnur’s then-outstanding stock (the “Scilex Trigger Event”), any director may be removed only for cause and only by the affirmative vote of at least 66 2/3% of the voting power.

For	Against	Abstain
2,461,468	1	0

●	Advisory Proposal D — requiring that, from and after the Scilex Trigger Event, the affirmative vote of at least 66 2/3% of the voting power be required to amend, alter, or repeal specified provisions of the Proposed Charter.

For	Against	Abstain
2,461,469	0	0

●	Advisory Proposal E — requiring that, from and after the Scilex Trigger Event, the affirmative vote of at least 66 2/3% of the voting power be required to amend, alter, or repeal the bylaws of New Semnur.

For	Against	Abstain
2,461,468	1	0

●	Advisory Proposal F — providing that, from and after the Scilex Trigger Event, stockholders will not be permitted to act by written consent.

For	Against	Abstain
2,461,468	1	0

●	Advisory Proposal G — changing the corporate name to “Semnur Pharmaceuticals, Inc.”, providing for perpetual corporate existence, and eliminating blank-check company provisions.

For	Against	Abstain
2,461,468	1	0

Proposal 6

To approve, as an ordinary resolution, the election of Jaisim Shah, Henry Ji, Ph.D., Jay Chun, M.D., Ph.D., Dorman Followwill and Yue Alexander Wu, Ph.D. to serve on the New Semnur board of directors upon consummation of the business combination.

For	Against	Abstain
1,932,500	0	0

Proposal 7

To approve, as an ordinary resolution, the issuance of more than 20% of Denali’s issued and outstanding ordinary shares in connection with the business combination.

For	Against	Abstain
2,461,469	0	0

Proposal 8

To approve, as an ordinary resolution, the conversion of outstanding Semnur options into options to purchase common stock of New Semnur.

For	Against	Abstain
2,461,468	1	0

Proposal 9

To approve, as an ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary.

For	Against	Abstain
2,461,469	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI CAPITAL ACQUISITION CORP.

Date: September 3, 2025	By:	/s/ Lei Huang
	Name:	Lei Huang
	Title:	Chief Executive Officer

4